Exhibit 1.1

WESTLAKE CHEMICAL PARTNERS LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of

up to $50,000,000

EQUITY DISTRIBUTION AGREEMENT

October 4, 2018

UBS SECURITIES LLC

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                           INCORPORATED

RBC CAPITAL MARKETS, LLC

WELLS FARGO SECURITIES, LLC

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Westlake Chemical Partners LP, a Delaware limited partnership (the “Partnership”), and Westlake Chemical Partners GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Partnership Parties”), confirm their agreement (this “Agreement”) with UBS Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC (each, a “Manager” and, collectively, the “Managers”), as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price of up to $50,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. The Partnership agrees that whenever it determines to sell the Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to the Partnership and such Manager, relating to such sale in accordance with Section 3 of this Agreement.

The Partnership Parties, Westlake Chemical OpCo LP, a Delaware limited partnership (“OpCo”), and Westlake Chemical OpCo GP LLC, a Delaware limited liability company and the general partner of OpCo (“OpCo GP”), are referred to collectively herein as the “Partnership Entities.”

2. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties, jointly and severally, represent, warrant and agree that:

(a) Registration Statement. A registration statement on Form S-3 (File No. 333-216617) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”); (ii) been filed with the Commission under the Securities Act; and (iii) been declared effective under the Securities Act. The Registration Statement (as defined below) contains certain information concerning the offering and sale of, among other things, the Common Units, including the Units, and contains additional information concerning the Partnership and its business; the Commission has not issued an order preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below) or the Prospectus (as defined below), or the effectiveness of the Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Partnership’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers, and (3) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Securities Act. Except where the context otherwise requires, “Effective Date,” as used herein, means each date and time that the Registration Statement and any post-effective amendment or amendment thereto became or becomes effective. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Partnership to the Managers in connection with the offering of the Units. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised base prospectus, prospectus supplement or prospectus shall be provided to the Managers by the Partnership for use in connection with the offering and sale of the Units which differs from the Base Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised base prospectus, prospectus supplement or prospectus is required to be filed by the Partnership pursuant to Rule

424(b) under the Securities Act), the terms “Base Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised base prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers for such use. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial Effective Date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed Effective Date with respect to the Managers pursuant to Rule 430(B)(f)(2) under the Securities Act, as of the time of each sale of Units pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 3(a)(vi) hereof), and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby comply with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Base Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of the Base Prospectus and the date the Base Prospectus was filed with the Commission and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Base Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made with respect to any statement contained in the Registration Statement, the Base Prospectus or the Prospectus in reliance upon and in conformity with information concerning any Manager and furnished in writing by or on behalf of any Manager expressly for use in the Registration Statement, the Base Prospectus or the Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), the Partnership and each Manager, severally and not jointly, agree that the only information furnished or to be furnished by or on behalf of such Manager expressly for use in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement to any of the foregoing is (1) the name of such Manager and (2) the statement that such Manager will not engage in any transactions that stabilize the Common Units appearing in the last sentence of the first paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated October 4, 2018.

(b) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Securities Act.

(c) Form S-3 Eligibility. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Units.

(d) Forward-Looking and Supporting Information. Each of the statements made or to be made by the Partnership contained or incorporated by reference in the Registration Statement and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act was made or will be made with a reasonable basis and in good faith.

(e) Notice of Other Sales. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.

(f) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed, is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule A hereto) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ equity or partners’ capital, properties, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the Partnership Entities to consummate any transactions provided for in this Agreement, or (iii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all limited partnership or limited liability company power and authority, as the case may be, necessary to own or hold its properties and to conduct the businesses as presently conducted in all material respects.

(g) Power and Authority of the General Partner. The General Partner has full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the Prospectus.

(h) Ownership of the General Partner. Westlake International Services Corporation, a Delaware corporation (“WISC”), owns all of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of August 4, 2014 (together with any amendments to and/or restatements thereof, the “GP LLC Agreement”), and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and WISC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the GP LLC Agreement or as described in the Registration Statement and the Prospectus, if any, and except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus.

(i) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of August 4, 2014 (together with any amendments to and/or restatements thereof, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement and the Prospectus, if any, and except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus.

(j) Ownership of the Incentive Distribution Rights. WPT LLC, a Delaware limited liability company (“WPT LLC”), owns all of the Incentive Distribution Rights (as such term is defined in the Partnership Agreement); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and WPT LLC owns such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement and the Prospectus, if any, and except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus.

(k) Duly Authorized and Validly Issued Units. The Units to be sold by the Partnership and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(l) Capitalization of the Partnership. As of the date hereof, the issued and outstanding partnership interests of the Partnership consisted of 32,247,371 Common Units, the Incentive Distribution Rights and the non-economic general partner interest in the Partnership. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(m) Ownership of OpCo GP. The Partnership owns 100% of the outstanding membership interests of OpCo GP; such membership interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of OpCo GP, dated as of May 6, 2014 (together with any amendments to and/or restatements thereof, the “OpCo GP LLC Agreement”), and are fully paid (to the extent required under the OpCo GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens, except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the OpCo GP LLC Agreement or as described in the Registration Statement and the Prospectus, if any, (ii) Liens arising under or in connection with the Senior Unsecured Revolving Credit Agreement, dated April 29, 2015, by and between the Partnership and Westlake Chemical Finance Corporation, a Delaware corporation (together with any amendments and/or restatements thereto, the “MLP Debt Facility”), and (iii) such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus.

(n) Ownership of OpCo. As of the date hereof, the Partnership owns 18.276% of the limited partner interests in OpCo, and Westlake Longview Corporation, a Delaware corporation, Westlake Vinyls, Inc., a Delaware corporation, and WPT LLC collectively own 81.724% of the limited partner interests in OpCo (collectively, with the Partnership’s ownership interest, the “OpCo LP Interests”); the OpCo LP Interests have been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of OpCo, dated as of August 4, 2014 (together with any amendments to and/or restatements thereof, the “OpCo Partnership Agreement”) (together with the GP LLC Agreement, the Partnership Agreement and the OpCo GP LLC Agreement, the “Organizational Agreements”), and are fully paid (to the extent required under the OpCo Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns its OpCo LP Interests free and clear of all Liens, except for (i) restrictions on transferability that may be imposed by federal or state securities laws or contained in the OpCo Partnership Agreement or as described in the Registration Statement and the Prospectus, if any, (ii) Liens arising under or in connection with the MLP Debt Facility and the Senior Unsecured Revolving Credit Agreement, dated August 4, 2014, by and between OpCo and Westlake Development Corporation, a Delaware corporation, as amended and/or restated from time to time, (collectively, the “Debt Facilities”), and (iii) such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus.

(o) No Other Subsidiaries. As of the date hereof, the General Partner does not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than (i) indirectly held interests in OpCo, OpCo GP and WLKP Finance Corp., a Delaware corporation (“Finance Corp.”), and (ii) its non-economic general partner interest in the Partnership. As of the date hereof, OpCo GP, OpCo and Finance Corp. are the only subsidiaries of the Partnership and OpCo is deemed to be a “significant subsidiary” (as such term is defined in Section 1-02 of Regulation S-X of the Securities Act) of the Partnership.

(p) Conformity of Units to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(q) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement and the Prospectus, there are no profits interests or other equity interests, options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any membership interests or partnership interests in any of the Partnership Parties. Except as described in the Registration Statement and the Prospectus, there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Units pursuant to this Agreement.

(r) Authority and Authorization. Each of the Partnership Entities has all requisite limited partnership or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to (i) issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus, and (ii) consummate any other transactions contemplated by this Agreement. Subject to the conditions, reservations, encumbrances and limitations contained in such agreements, all limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their respective unitholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of any other transactions contemplated by this Agreement have been validly taken.

(s) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of each of the Partnership Parties.

(t) Authorization, Execution, Delivery and Enforceability of Certain Agreements. The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(u) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of any other transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Agreements, or the articles of incorporation, bylaws, certificate of limited partnership, certificate of formation or other governing document of any of the Partnership Entities (collectively, the “Organizational Documents”), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties is bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising under or in connection with the Debt Facilities) upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that, individually or in the aggregate, will not reasonably be expected to materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated under this Agreement or would not reasonably be expected to have a Material Adverse Effect.

(v) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of any other transactions contemplated by this Agreement or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Prospectus, except (A) for registration of the Units under the Securities Act and consents required under the Exchange Act, applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”)

in connection with the purchase and distribution of the Units by the Managers, (B) for such consents that have been, or prior to each Settlement Date will be, obtained or made, (C) for any such consents that the absence or omission of which will not materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated under this Agreement or would not reasonably be expected to have a Material Adverse Effect and (D) as described in the Prospectus.

(w) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (ii) or (iii) for any such breaches, defaults and violations that, individually or in the aggregate , will not materially impair the ability of any of the Partnership Entities to consummate the transactions contemplated under this Agreement or would not reasonably be expected to have a Material Adverse Effect.

(x) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement and the Prospectus (i) comply as to form in all material respects with the applicable accounting requirements of the Securities Act, (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and (iii) have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), if any, is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures included or incorporated by reference in the Registration Statement and the Prospectus, has been derived from the accounting records of the Partnership Entities, as the case may be, fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement or the Prospectus that are not so included and the Partnership Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto) or the Prospectus.

(y) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited certain financial statements of the Partnership and its consolidated subsidiaries and whose report appears or is incorporated by reference in the Registration Statement and the Prospectus, is an independent public accounting firm with respect to the Partnership as required by the Securities Act and the Rules and Regulations.

(z) Internal Controls. The Partnership Entities maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the principal executive officer and principal financial officer of the General Partner, to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership Entities’ internal controls over financial reporting are effective in all material respects to perform the functions for which they were established.

(aa) Disclosure Controls and Procedures. (i) The Partnership Entities maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the General Partner, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(bb) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees of any Partnership Entity who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership or, to the knowledge of the Partnership, any of the officers and directors of the General Partner, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated in connection therewith or the rules of The New York Stock Exchange (the “NYSE”), in each case that are effective and applicable to the Partnership.

(dd) No Material Changes. Except as described in the Prospectus, since the date of the latest reviewed or audited financial statements included in the Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business or (v) declared or paid any distribution on its equity interests, and since such date, there has not been any change in the partnership or limited liability interests, as applicable, or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) Title to Properties. Each of the Partnership Entities has good and indefeasible title to all real property owned in fee by it (excluding easements and rights-of-way) and good title to all personal property owned by it, in each case free and clear of all Liens, except (i) as described in the Registration Statement and the Prospectus, (ii) such as are created under or permitted by the Debt Facilities or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Entities. All assets held under lease by each of the Partnership Entities are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Entities as described in the Registration Statement and the Prospectus.

(ff) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to the limitations described in the Registration Statement and the Prospectus, if any, except for (i) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect and (ii) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(gg) Permits. Each of the Partnership Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Partnership Entities has received notice of proceedings relating to the revocation or modification of any such Permits or has any reason to believe that any such Permits that, individually or in the aggregate, if subject to an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(hh) Intellectual Property. Each of the Partnership Entities owns, licenses or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(ii) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect, and to the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(jj) Contracts to be Described or Filed. There are no contracts or other documents required by the Securities Act to be described in the Registration Statement or the Prospectus or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(kk) Summaries of Law. The statements made in the Prospectus, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations and legal and governmental proceedings in all material respects.

(ll) Insurance. Each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All material policies of insurance of the Partnership Entities are in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; none of the Partnership Entities has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(mm) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among Partnership Entities, on the one hand, and any “affiliate,” equity holder, director, manager, officer, customer or supplier of any of the Partnership Entities, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described.

(nn) No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(oo) Environmental Compliance. Except as described in the Registration Statement and the Prospectus and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) each of the Partnership Entities is, and at all times prior hereto has been, in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety (to the extent such health or safety relates to exposure to hazardous or toxic substances or wastes, pollutants or contaminants (“Hazardous Materials”)), the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of Hazardous Materials (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of Hazardous Materials. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or known by the Partnership to be asserted, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership is not aware of any non-compliance with Environmental Laws or liabilities or other obligations under Environmental Laws or concerning Hazardous Materials that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z) the Partnership does not expect to incur unbudgeted material capital expenditures pursuant to Environmental Laws.

(pp) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed by the Partnership Entities through the date hereof (which returns are complete and correct in all material respects), subject to any applicable extensions, and have timely paid all taxes (and any interest, fine, penalty or other like assessment or addition thereto) due, except those taxes, assessments or other charges that are being contested in good faith, and no material tax deficiency has been determined adversely to the Partnership Entities that has not been abated, paid in full, or adequately provided for in the financial statements included in the Registration Statement and the Prospectus, nor does the Partnership have any knowledge of any tax deficiencies that have been asserted against the Partnership Entities that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, and (C) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(rr) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus, if any, are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(ss) Investment Company. The Partnership is not, and after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus, it will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Rules and Regulations thereunder.

(tt) No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(uu) Stabilization. The Partnership and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(vv) Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(ww) NYSE Listing of Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(xx) Distribution of Offering Materials. The Partnership has not distributed and it will not distribute any offering material in connection with the offering and sale of the Units, other than the Prospectus, to which the Managers have consented in accordance with this Agreement and other materials, if any, permitted by the Securities Act, including Rule 134.

(yy) Anti-Corruption. None of the Partnership Entities, nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of any of the Partnership Entities, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership Entities and, to the knowledge of the Partnership, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(zz) Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(aaa) OFAC. None of the Partnership Entities nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or representative of any Partnership Entity is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject of Sanctions; and the Partnership will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(bbb) Distribution Restrictions. OpCo is not currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on its equity interests, from repaying to the Partnership any loans or advances to it from the Partnership or from transferring any of its property or assets to the Partnership or any other subsidiary of the Partnership, except for such prohibitions mandated by the laws of the State of Delaware and the Organizational Agreements of OpCo.

(ccc) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ddd) FINRA Affiliations. To the knowledge of the Partnership, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement and the Prospectus.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Managers or counsel for the Managers in connection with the offering of the Units shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Manager.

3. Sale and Delivery of Units.

(a) Sale of Units by Managers, as Sales Agents. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell through the Managers, as sales agents, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (a “Trading Day”) (other than a Trading Day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) or electronic mail from any of the individuals listed as authorized representatives of the Partnership on Schedule B hereto or any individual designated by any of such individuals (the “Authorized Partnership Representatives”) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate the maximum number of Units to be sold by such Manager daily as agreed to by such Manager and in any event not in excess of the amount of Units available for issuance under the currently effective Registration Statement and the Prospectus or in excess of the amount of Units authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to such Manager in writing. Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to offer and sell all of the Units designated on any day; provided, however, that such Manager shall have no obligation to offer or sell any Units, and the Partnership acknowledges and agrees that such Manager shall have no such obligation, in the event an offer or sale of the Units on behalf of the Partnership may in the judgment of such Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or such Manager reasonably believes it may be deemed an “underwriter” under the Securities Act in a transaction that is other than by means set forth under Section 3(a)(iii) hereof.

(ii) Notwithstanding the foregoing, the Partnership, through any of the Authorized Partnership Representatives, may instruct such Manager by telephone (confirmed promptly by electronic mail) or electronic mail not to sell the Units if such sales cannot be effected at or above the price designated by the Partnership in any such instruction. In addition, the Partnership or such Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail) or electronic mail, suspend the offering of the Units for any reason and at any time (a “Suspension”); provided, however, that such Suspension shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice; provided further, that such Suspension by a Manager will not impact the Partnership’s ability to conduct sales of the Units with other Managers pursuant to this Agreement.

(iii) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Section 3(a), other than (A)(1) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act, (2) to or through a market maker, or (3) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager.

(iv) The compensation to each Manager, as an agent of the Partnership, for sales of the Units shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”).

(v) Each Manager shall provide written confirmation to the Partnership following the close of trading on the NYSE each day in which the Units are sold under this Section 3(a) setting forth the aggregate amount of the Units sold on such day, the aggregate Net Proceeds to the Partnership, and the aggregate compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vi) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the second Trading Day following the date on which such sales are made (provided that, if such second Trading Day is not a business day (as defined below), then settlement will occur on the next succeeding Trading Day that is also a business day), unless another date shall be agreed upon by the Partnership and such Manager (each such date, a “Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Units sold through such Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered units eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Partnership Representatives shall be the contact persons for the Partnership for all matters related to the settlement of the transfer of the Units through DWAC for purposes of this Section 3(a)(vi).

(vii) At each Time of Sale, Settlement Date and Representation Date (as defined in Section 4(o)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of any Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Sale of Units by Managers, as Principals. If the Partnership wishes to issue and sell the Units other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c) (i) Limitations on Number and Amount of Units Sold. Under no circumstances shall the Partnership cause or request the offer or sale of any Units if, after giving effect to the sale of such Units, the aggregate gross sales proceeds or the aggregate number of the Units sold pursuant to this Agreement would exceed the lesser of (A) the amount set forth in Section 1, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, or a duly authorized committee thereof, and notified to the Managers in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Units at a price lower than the minimum price authorized from time to time by the General Partner’s board of directors or a duly authorized committee thereof, and notified to the Managers in writing.

(ii) Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(d) Terms Agreement. Each sale of the Units to or through any Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(e) Material Non-Public Information. Subject to such further limitations on offers and sales of Units or delivery of instructions to offer and sell Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, no sales of Units shall take place, the Partnership shall not request the sale of any Units that would be sold, and no Manager shall be obligated to sell, at any time when or during any period in which the Partnership is or could be deemed to be in possession of material non-public information.

(f) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed in writing by such Manager and the Partnership.

4. Further Agreements. The Partnership Parties jointly and severally covenant and agree with each of the Managers:

(a) Filing of Amendment or Supplement. To notify the Managers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Base Prospectus, the Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon any Manager’s request, any amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus that, in such Manager’s reasonable opinion, may be necessary or advisable in connection with the offering of the Units by such Manager; and to cause the Base Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Base Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) Notifications of Stop Orders, Etc. To promptly advise the Managers, confirming such advice in writing, of any suspension of any Manager’s obligations under Rule 15c2-8 under the Exchange Act or any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable; to promptly advise the Managers of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus (other than any amendment or supplement to be effected by the Partnership’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (ii) of Section 4(d) below), and to provide the Managers and their counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, the Common Units)) to which any Manager shall have objected in writing.

(c) Copies of Documents. To make available to each Manager, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to each Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the Effective Date of the Registration Statement) as such Manager may request for the purposes contemplated by the Securities Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Partnership will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

(d) Filing of Exchange Act Reports. (i) Subject to clause (ii) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the

Securities Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Securities Act or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Units; and (ii) to provide the Managers, for their review and comment, with a copy of any reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to promptly notify the Managers of such filing.

(e) Material Misstatements or Omissions. If it shall be necessary to amend the Registration Statement or file a new registration statement or a supplement to the Prospectus so that the Prospectus then being used would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and, subject to Sections 4(b) and 4(d), to prepare, file with the Commission and furnish, at the Partnership’s expense, to each Manager promptly such amendment to the Registration Statement, new registration statement or supplement to such Prospectus as may be necessary to reflect any such change, and to promptly notify the Managers of any such event.

(f) Qualification of Units. To furnish such information as may be required to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Manager may designate and to maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise each Manager of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) Reports to Security Holders and Managers. To make generally available to its security holders, and to deliver to each Manager, an earnings statement of the Partnership (which will satisfy the provisions of Section 11(a) of the Securities Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Securities Act).

(h) Use of Proceeds. To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(i) Limitations on Sale of Common Units. At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Securities Act of, any Common Units or any other securities of the Partnership that are substantially similar to the Common Units (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Units or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Units or Similar Securities), or publicly announce an intention to effect any such transaction, in each case without giving the Managers at least three Trading Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction. Notwithstanding the foregoing, the Partnership may (i) register the offer and sale of the Units through any Manager pursuant to this Agreement or any Terms Agreement; (ii) file a registration statement on Form S-8 relating to Common Units that may be issued pursuant to equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or approved by the Partnership’s unitholders after the date of this Agreement; (iii) issue securities under the Partnership’s equity compensation plans existing as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or approved by the Partnership’s unitholders after the date of this Agreement; (iv) issue securities upon the exercise of options or the vesting of phantom units outstanding as of the date of this Agreement and described in the Partnership’s reports filed with the Commission under the Exchange Act or issued after the date of this Agreement under equity compensation plans described in clause (iii) of this sentence; or (v) issue Common Units or Similar Securities as payment of any part of the purchase price for the acquisition of assets or businesses by the Partnership, OpCo GP or OpCo. In the event that notice of a proposed sale is provided by the Partnership to any Manager pursuant to this Section 4(i), the Managers may suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Managers. The Partnership agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Units under this Agreement shall be effected by or through only one Manager or sales agent on any single given day, and the Partnership shall in no event request that more than one of the Managers or sales agent sell Units on the same day.

(j) No Other Prospectus. Not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Prospectus.

(k) Market Stabilization. The Partnership will not, and will cause its subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(l) NYSE Listing. To use its best efforts to cause the Units to be listed on the NYSE and to maintain such listing.

(m) DTC. To cooperate with each Manager and use its best efforts to permit the Units to be eligible for clearance and settlement through the facilities of the DTC.

(n) Notifications to Managers. To advise each Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(o) Officers’ Certificate. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of clause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), or (iii) the Managers may reasonably request (the date of commencement (and the date of any recommencement) of the offering of the Units under this Agreement and each date referred to in clauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate, dated and delivered the Representation Date, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers are true and correct as of such Representation Date as though made at and as of such date (except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate.

(p) Partnership’s Counsel Opinion. At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of Vinson & Elkins, L.L.P., counsel to the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.

(q) General Counsel Opinion. At each Representation Date, to furnish or cause to be furnished forthwith to the Managers a written opinion of the General Counsel or the Assistant General Counsel of the General Partner, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.

(r) Secretary’s Certificate. At each Representation Date, to furnish or cause to be furnished to the Managers forthwith a certificate of the Secretary or Assistant Secretary of the General Partner, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the certificate referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the time of delivery of such certificate.

(s) Managers’ Counsel Opinion. At each Representation Date, Baker Botts L.L.P., counsel to the Managers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers.

(t) Letter of Independent Accountants. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a Suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of clauses (ii) and (iii) below), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) upon request by the Managers to the Partnership, there is filed with the Commission any document (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Managers may reasonably request, to cause PricewaterhouseCoopers LLP (and any other independent accountant whose report is included or incorporated by reference in the Prospectus) (the “Accountants”), or other independent accountants satisfactory to the Managers, forthwith to furnish the Managers a letter(s), dated the date of the commencement of the offering, the date of the recommencement of the offering, the date of the effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter(s) referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the date of such letter(s).

(u) Due Diligence. At each Representation Date, to conduct a due diligence session, in form and substance satisfactory to the Managers, which shall include representatives of the management and the Accountants; provided, that a Manager may inquire with the Partnership Parties as to such due diligence matters between Representation Dates to the extent reasonably necessary. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by any Manager or its agents from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement.

(v) Manager Trading. That the Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

(w) Failure of Certain Conditions. If to the knowledge of the Partnership any condition set forth in Section 6(a), 6(b) or 6(l) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(x) Disclosures in Periodic Reports. To disclose in the Partnership’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K the number of the Units sold through or to the Managers under this Agreement, the Net Proceeds to the Partnership and the offering expenses paid (including any underwriting discount) by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter.

(y) Acceptance of Offer to Purchase. That each acceptance by the Partnership of an offer to purchase the Units hereunder shall be deemed to be an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus , in each case as amended and supplemented relating to such Units).

(z) No Issuer Free Writing Prospectus. The Partnership will not, directly or indirectly, prepare, use or refer to any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations, with respect to the offering of the Units pursuant to this Agreement.

(aa) Regulation M. Each of the Partnership Parties and the Managers acknowledges that, as of the date hereof, the Common Units are not an “actively traded security” exempt from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule (an “Actively Traded Security”). In the event the Common Units become an Actively Traded Security, the Partnership will notify the Managers of such event as soon as practicable, and deliver to the Managers a certificate (the “Regulation M Certificate”) of two officers of the General Partner, which shall consist of the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or any Senior Vice President or Vice President of the General Partner, stating that the Partnership Parties represent, on the date specified in such certificate, that the Common Units are an Actively Traded Security. Notwithstanding any other provision of this Agreement, the Partnership shall not request the sale of any Units, and the Managers shall not be obligated to sell any Units, unless and until the condition in Section 6(k) is satisfied. At each Time of Sale and each Settlement Date, the Partnership will have been deemed to make a representation to the Managers that the Common Units are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act, in the same form and with the same effect as the other representations and warranties provided in Section 2 of this Agreement.

5. Payment of Expenses. The Partnership agrees with each Manager that whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of its expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement (including financial statements and exhibits thereto), the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto and furnishing of copies of each thereof to any Manager, (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units, (iv) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to any Manager (including costs of mailing and shipment), (v) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law, (vi) the listing of the Units on the NYSE and any other securities exchange and any registration of the Units under the Exchange Act, (vii) any filing with, and any review of the public offering of the Units by, FINRA, including the reasonable legal fees and disbursements of counsel for the Managers relating to FINRA matters and (viii) the reasonable fees and disbursements of the Partnership’s and Managers’ counsel and of the Accountants, or any other independent accountants that have furnished a letter to the Managers in accordance with Section 4(t) of this Agreement. It is understood, however, that except as provided in this Section 5 and Sections 3(a)(iv) and 7 hereof, the Managers will pay all of their own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions of Managers’ Obligations. The obligations of each Manager hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Partnership Parties on the date hereof, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date, (ii) the performance by the Partnership Parties of their obligations hereunder and (iii) to the following additional conditions precedent.

(a) No Stop Order; No Misstatements or Omissions. (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or to the knowledge of the Partnership or the Managers of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) none of the Base Prospectus or the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b) No Material Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Partnership Entities taken as a whole, in the judgment of the Managers, shall have occurred or become known and no transaction which is material and unfavorable to the Partnership (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Managers, shall have been entered into by the Partnership Entities.

(c) Partnership’s Counsel Opinion. The Partnership shall have furnished to the Managers, at every date specified in Section 4(o) of this Agreement, an opinion of Partnership Counsel, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit A hereto.

(d) General Counsel Opinion. The Partnership shall have furnished to the Managers, at every date specified in Section 4(o) of this Agreement, an opinion of L. Benjamin Ederington, the General Counsel of the General Partner, addressed to the Managers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit B hereto.

(e) Comfort Letter. At the dates specified in Section 4(t) of this Agreement, the Managers shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Managers.

(f) Officers’ Certificate. The Partnership shall have delivered to the Managers, at every Representation Date specified in Section 4(o) of this Agreement, a certificate of the two officers of the General Partner, which shall consist of the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer or any Senior Vice President or Vice President of the General Partner, to the effect that they have examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) the representations, warranties and agreements of the Partnership Parties in Section 2 are true and correct on and as of such Representation Date with the same effect as if made on such date, and the Partnership Parties have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied by them hereunder at or prior to such Representation Date; and

(ii) the conditions set forth in Section 6(b) have been met.

(g) Secretary’s Certificate. The Managers shall have received, at every date specified in Section 4(r) of this Agreement, a certificate of the Secretary of the General Partner, dated as of such date, and in form and substance satisfactory to the Managers.

(h) Managers’ Counsel Opinion. The Managers shall have received, at every date specified in Section 4(s) of this Agreement, the favorable opinion of Baker Botts L.L.P., counsel to the Managers, dated as of such date, and in form and substance satisfactory to the Managers.

(i) Rule 424 and Rule 433 Filings. All filings with the Commission required by Rule 424 or Rule 433 under the Securities Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(j) NYSE Listing. The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Settlement Date.

(k) Actively Traded Security. The Common Units are an Actively Traded Security on the date of determination of the offering price of any Units.

(l) Other Certificates. The Partnership Parties shall have furnished to the Managers, at every date specified in Section 4(o) of this Agreement, such other documents and certificates as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

Notwithstanding any other provision of this Agreement, the Partnership shall not offer, sell or deliver, or request the offer or sale, of any Units pursuant to this Agreement following any Representation Date until the Partnership has provided the Managers with the opinions and letters of counsel, the secretary’s certificate, officers’ certificate and Accountants’ letters specified in Sections 6(c), (d), (e), (f), and (g) hereof and afforded the Managers the opportunity to conduct a due diligence review in accordance with Section 4(v) hereof.

7. Indemnification and Contribution.

(a) The Partnership Parties hereby agree, jointly and severally, to indemnify, defend and hold harmless each Manager and its affiliates, its and their directors, officers, employees and agents and any person who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, such Manager or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Base Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any prospectus not conforming to the requirements of the Securities Act or any Issuer Free Writing Prospectus, as defined in Rule 433 of the Rules and Regulations.

(b) Each Manager, severally and not jointly, agrees to indemnify, defend and hold harmless the Partnership Parties, the directors and officers of the General Partner and any person who controls a Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning any Manager furnished in writing by or on behalf of such Manager to the Partnership expressly for use in, the Prospectus Supplement, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against a Partnership Party or any Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), and in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Managers, on the other hand, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and of the relevant Manager(s) severally, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the relevant Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of manager discounts and commissions but before deducting expenses) received by the Partnership, and the total discounts and commissions received by the relevant Manager, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Parties, on the one hand, and of the relevant Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the relevant Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Partnership Parties and each of the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The Partnership Parties and each of the Managers agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of the General Partner’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager or any of its affiliates or its or their directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership Parties, the directors or officers of the General Partner or any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units.

9. Termination.

(a) The Partnership Parties shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in their sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Units have been sold through any Manager for the Partnership, Section 4(y) shall remain in full force and effect until the applicable Settlement Date, (ii) with respect to any pending sale, through any Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 18, 19, 20 and 21 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership Parties, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vi) of this Agreement.

10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and:

(a) if to the Managers, shall be sufficient in all respects if delivered or sent to (i) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate Department, Fax No. (212) 821-6186; (ii) Barclays Capital Inc., Attention: Syndicate Registration, 745 Seventh Avenue, New York, New York 10019, Fax No. (646) 834-8133; (iii) Citigroup Global Markets Inc., Attention: General Counsel, 388 Greenwich Street, New York, New York 10013, Fax No. (646) 291-1469; (iv) Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets — Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, Fax No. (646) 374-1071; (v) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Fax No. (646) 855-3073, Attention: Syndicate Department, with a copy to Christine Roemer: Fax No. (212) 230-8730, Attention: ECM Legal; (vi) RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Fax No. (212) 428-6260; and (vii) Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, 4th Floor, New York, New York 10152, Facsimile: (212) 214-5918; and

(b) if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the address of the Partnership set forth in the Registration Statement, Attention: L. Benjamin Ederington, Fax No. (713) 629-6239.

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Partnership Parties and to the extent provided in Section 7 of this Agreement the controlling persons, directors, officers, affiliates and agents referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.

12. No Fiduciary Relationship. The Partnership Parties hereby acknowledge that each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities. The Partnership Parties further acknowledge that each Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager act or be responsible as a fiduciary to the Partnership, its management, security holders or creditors or any other person in connection with any activity that any Manager may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. Each Manager hereby expressly disclaims any fiduciary or similar obligations to the Partnership Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and each of the Partnership Parties hereby confirms its understanding and agreement to that effect. Each of the Partnership Parties and the Managers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties. Each Partnership Party hereby waives and releases, to the fullest extent permitted by law, any claims that such Partnership Party may have against any Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Press Releases and Disclosure. The Partnership may issue a press release in compliance with Rule 134 under the Securities Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Partnership shall consult with the Managers prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

14. Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.

15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Definition of the Terms “Affiliate” and “Subsidiary.” For purposes of this Agreement, “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

19. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

20. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each of the Managers and the Partnership Parties (on behalf of themselves and, to the extent permitted by applicable law, on behalf of their respective security holders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which the Partnership Parties are or may be subject, by suit upon such judgment.

21. Successors and Assigns. This Agreement shall be binding upon each Manager and each Partnership Party and their successors and assigns and any successor or assign of any substantial portion of such Partnership Party’s and such Manager’s respective businesses and/or assets.

22. Patriot Act. The Partnership Parties acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

23. Miscellaneous. UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately organized entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Partnership Parties and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Partnership Parties and the Managers. Alternatively, the execution of this Agreement by the Partnership Parties and its acceptance by or on behalf of the Managers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

WESTLAKE CHEMICAL PARTNERS GP LLC

By:	/s/ M. Steven Bender
Name: M. Steven Bender
Title: Senior Vice President, Chief Financial
Officer and Director

WESTLAKE CHEMICAL PARTNERS LP

By:	Westlake Chemical Partners GP LLC, its general partner

By:	/s/ M. Steven Bender
Name: M. Steven Bender
Title: Senior Vice President, Chief Financial
Officer and Director

Signature Page to Equity Distribution Agreement

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By:	/s/ Evan Riley
	Name:	Evan Riley
	Title:	Executive Director

By:	/s/ Matthew Hoffman
	Name:	Matthew Hoffman
	Title:	Associate Director

Signature Page to Equity Distribution Agreement

BARCLAYS CAPITAL INC.

By:	/s/ Robert Stone
	Name:	Robert Stone
	Title:	Managing Director

Signature Page to Equity Distribution Agreement

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Nick Regas
	Name:	Nick Regas
	Title:	Managing Director

Signature Page to Equity Distribution Agreement

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Francis Windels
	Name:	Francis Windels
	Title:	Managing Director

By:	/s/ Thomas Schweigl
	Name:	Thomas Schweigl
	Title:	Director

Signature Page to Equity Distribution Agreement

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ John E. Griffith
	Name:	John E. Griffith
	Title:	Managing Director

Signature Page to Equity Distribution Agreement

RBC CAPITAL MARKETS, LLC

By:	/s/ Michael Davis
	Name:	Michael Davis
	Title:	Managing Director

Signature Page to Equity Distribution Agreement

WELLS FARGO SECURITIES, LLC

By:	/s/ Jerry A. Degarmo
Name: Jerry A. Degarmo
Title: Managing Director

Signature Page to Equity Distribution Agreement

SCHEDULE A

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualifications
Westlake Chemical Partners LP	Delaware	Kentucky, Louisiana, New Jersey, Texas
Westlake Chemical Partners GP LLC	Delaware	Kentucky, Louisiana, Texas
Westlake Chemical OpCo LP	Delaware	Kentucky, Louisiana, Texas
Westlake Chemical OpCo GP LLC	Delaware	Kentucky, Louisiana, Texas

SCHEDULE B

AUTHORIZED PARTNERSHIP REPRESENTATIVES

Albert Chao

President and Chief Executive Officer

Telephone: (713) 585-2900

M. Steven Bender

Senior Vice President, Chief Financial Officer and Treasurer

Telephone: (713) 585-2900

EXHIBIT A

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

1. Each of OpCo and the Partnership is a limited partnership organized under the Delaware LP Act with all limited partnership power and authority, as applicable, (i) to enter into this Agreement, to the extent party hereto, and to perform its obligations hereunder, and (ii) to own its properties and to conduct its business as described in the Registration Statement(1) and the Prospectus(2). With your consent, based solely on certificates from public officials, such counsel confirms that each of OpCo and the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign limited partnership in the states set forth opposite its name on Exhibit A to such opinion.

2. Each of OpCo GP and the General Partner is a limited liability company organized under the Delaware LLC Act with all limited liability company power and authority, as applicable, (i) to enter into this Agreement, to the extent a party hereto, and to perform its obligations hereunder, and (ii) to own its properties, to conduct its business and to act as the general partner of OpCo and the Partnership, as applicable, as described in the Registration Statement and the Prospectus. With your consent, based solely on certificates from public officials, such counsel confirms that each of OpCo GP and the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign limited liability company in the states set forth opposite its name on Exhibit A to such opinion.

3. The Units to be issued and sold by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered by the Partnership against payment therefore in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement), nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and free of preemptive rights arising from the Partnership Agreement.

4. The execution, delivery and performance of this Agreement by each of the Partnership Parties have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, and this Agreement has been validly executed and delivered by each of the Partnership Parties.

(1)

The term “Registration Statement,” as used in such opinion, shall include the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 and also includes all information contained or incorporated by reference in the Prospectus to the extent such information is deemed, pursuant to Rule 430B or, if applicable, Rule 430C under the Securities Act, to be part of the Registration Statement at any time of the Registration Statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers.

(2)

The term “Prospectus,” as used in such opinion, shall include the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”).

Exhibit A-1

5. Each of the Partnership Agreement, the OpCo GP LLC Agreement and the OpCo Partnership Agreement constitutes a legally valid and binding obligation of each of the Partnership Entities that is a party thereto, enforceable against each such Partnership Entity in accordance with its terms; provided, however, that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and implied covenants of good faith and fair dealing.

6. As of the date of such opinion, the execution and delivery of this Agreement by each of the Partnership Parties, the offering, issuance and sale of the Units by the Partnership to the Managers pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement do not:

(i)	violate the Organizational Agreements; or

(ii)	result in the breach of or a default under any of the agreements set forth on Exhibit B to such opinion; or

(iii)	violate any federal or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act; or

(iv)

require any consents, approvals, or authorizations to be obtained by the Partnership Entities from, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Partnership Entities or the Delaware LP Act or the Delaware LLC Act on or prior to the date of such opinion that have not been obtained or made;

except in clauses (ii), (iii) and (iv) above for any such breaches, defaults, violations, consents, approvals, authorizations, registrations, declarations or filings that, individually or in the aggregate, the occurrence of which or the failure to have obtained have not materially impaired and will not materially impair the ability of any of the Partnership Entities to consummate the transactions provided for in this Agreement or would not reasonably be expected to have a Material Adverse Effect; provided, however, that such counsel need express no opinion in this paragraph (6) with respect to federal or state securities laws.

7. The Registration Statement was declared effective under the Securities Act as of 4:00 p.m., Washington, D.C. time, on March 24, 2017, and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been instituted by the Commission. Any required filing of the Prospectus pursuant to Rule 412(b) has been made in the manner and within the time period required by such rule.

8. The Registration Statement, on the latest Effective Date, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the form requirements of the Securities Act and the Rules and Regulations; it being understood, however, that such counsel need express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus.

Exhibit A-2

9. The statements in the Registration Statement and the Prospectus under the heading “Description of Common Units and Preferred Units,” insofar as they purport to constitute a summary of the terms of the Common Units, are accurate summaries in all material respects.

10. The statements in the Registration Statement and the Prospectus under the heading “Material U.S. Federal Income Tax Consequences” (as updated in the prospectus supplement contained in the Prospectus under the same heading), insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects.

11. Such counsel’s opinion that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K filed on October 4, 2018 is confirmed, and the Managers may rely on such opinion as if it were addressed to them.

12. WISC owns all of the issued and outstanding limited liability company interests in the General Partner (the “GP Membership Interests”). The GP Membership Interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and the GP Membership Interests are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act). WISC owns the GP Membership Interests free and clear of Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WISC as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LLC Act or the GP LLC Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

13. The General Partner is the sole general partner of the Partnership and the non-economic general partner interest in the Partnership (the “General Partner Interest”) is owned of record by the General Partner. The issuance of the General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement. The General Partner owns the General Partner Interest free and clear of Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LP Act or the Partnership Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

14. The Partnership owns all of the issued and outstanding limited liability company interests in OpCo GP (the “OpCo GP Membership Interests”). The OpCo GP Membership Interests have been duly authorized and validly issued in accordance with the OpCo GP LLC Agreement and the OpCo GP Membership Interests are fully paid (to the extent required under the OpCo GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act). The Partnership owns the OpCo GP Membership Interests free and clear of Liens in respect of which a financing statement under the

Exhibit A-3

Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LLC Act or the OpCo GP LLC Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

15. OpCo GP is the sole general partner of OpCo and the non-economic general partner interest in OpCo (the “OpCo General Partner Interest”) is owned of record by OpCo GP. The issuance of the OpCo General Partner Interest has been duly authorized and validly issued in accordance with the OpCo Partnership Agreement. OpCo GP owns the OpCo General Partner Interest free and clear of Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming OpCo GP as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LP Act or the OpCo Partnership Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

16. As of the date of such opinion, the Partnership owns 18.276% of the limited partner interests in OpCo (the “OpCo LP Interests”), which have been duly authorized and validly issued in accordance with the OpCo Partnership Agreement and are fully paid (to the extent required under the OpCo Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). The Partnership owns the OpCo LP Interests free and clear of Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the Office of the Secretary of State of the State of Delaware other than those (i) created by or arising under the Delaware LP Act or the OpCo Partnership Agreement or (ii) restrictions on transferability or other Liens described in the Registration Statement and the Prospectus.

17. The Partnership is not and, immediately after giving effect to the sale of the Units in accordance with this Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” it will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

In addition, such counsel shall make statements to the following effect:

Such counsel has participated in conferences with officers and other representatives of the Partnership Parties, the independent public accountants of the Partnership and representatives of the Managers, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel did not independently investigate or verify the information set forth in the Registration Statement or the Prospectus, and such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in paragraphs (9) and (10) above), based on the foregoing, no facts have come to such counsel’s attention that have led such counsel to believe that:

(a)

the Registration Statement, as of its most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or

Exhibit A-4

(b)

the Prospectus, as of its date and as of the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any belief with respect to (i) the financial statements and related schedules, including the notes thereto and the independent public accounting firm’s report thereon, included in the Registration Statement and the Prospectus or (ii) any other financial and accounting data contained or omitted from the Registration Statement and the Prospectus.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion and (v) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) foreign, state or local tax statutes to which any of the Partnership Entities may be subject.

Exhibit A-5

EXHIBIT B

FORM OF OPINION OF GENERAL PARTNER’S GENERAL COUNSEL

I, L. Benjamin Ederington, am the duly elected Vice President, General Counsel and Secretary of Westlake Chemical Partners GP LLC, a Delaware limited liability company and the sole general partner of Westlake Chemical Partners LP, a Delaware limited partnership, and I am an active member in good standing of the Bar of the State of Texas. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in this Agreement.

1. None of (a) the offering, issuance or sale of the Units by the Partnership pursuant to this Agreement, (b) the execution, delivery and performance of this Agreement by each of the Partnership Parties or (c) the consummation of the transactions contemplated by this Agreement (i) to my knowledge, conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control, or a default (or an event that, with notice or lapse of time or both, would constitute such an event) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound; or (ii) violates or will violate any order, judgment, decree or injunction known to me of any court or governmental agency or Delaware, Texas or federal body directed to any of the Partnership Parties or any of their properties in a proceeding to which any of them or their property is a party or is bound, except for such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement.

2. Except as described in the Registration Statement(3) and the Prospectus(4), no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to me, to cause the Partnership to register under the Securities Act any Common Units or other equity interest in the Partnership or to include any such Common Units or interest in the Registration Statement or the offering contemplated by this Agreement.

3. To my knowledge, there are no contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been so described or filed as required.

(3)

The term “Registration Statement,” as used in such opinion, shall include the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 and also includes all information contained or incorporated by reference in the Prospectus to the extent such information is deemed, pursuant to Rule 430B or, if applicable, Rule 430C under the Securities Act, to be part of the Registration Statement at any time of the Registration Statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Managers.

(4)

The term “Prospectus,” as used in such opinion, shall include the documents incorporated and deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”).

Exhibit B-1

4. To my knowledge, except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any Partnership Entity is or may be a party or to which any property of any Partnership Entity is or may be the subject that, individually or in the aggregate, if determined adversely to a Partnership Entity, would reasonably be expected to have a Material Adverse Effect; and to my knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

Exhibit B-2